                                   EXHIBIT 4.1

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            LIPOSOME TECHNOLOGY, INC.

      Liposome Technology, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: The original name of the corporation was Liposome Technology (Delaware), Inc. The original Certificate of Incorporation of this corporation was filed with the Delaware Secretary of State on February 13, 1987.

      1. This Restated Certificate of Incorporation restates and further amends the Certificate of Incorporation of this corporation to read as set forth herein.

      2. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby further amended and restated to read in full as follows:

      FIRST:  The name of this corporation is LIPOSOME TECHNOLOGY, INC.

      SECOND: The address of its registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901, County of Kent. The name of its registered agent at such address in Incorporating Services, Ltd.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH: The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Thirty Nine Million (39,000,000) shares, comprised of Thirty Five Million (35,000,000) shares of Common Stock with a par value of One One-Hundredth of One Cent ($.0001) per share (the "Common Shares") and Four Million (4,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Shares").

      Common Shares. Subject in all cases to ARTICLE FIFTH, a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Common Shares is as follows:

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      4.1 Voting Rights. Except as otherwise provided by law, the holders of
Common Shares shall have one vote for each Common Share on all matters submitted to a vote of the holders of this corporation's Common Shares.

      4.2 Distributions. The holders of Common Shares shall receive, out of any funds legally available therefor, distributions as declared thereon by the board of directors of this corporation. For purposes of this Restated Certificate of Incorporation, unless the context otherwise requires, distribution shall mean the transfer of cash or property to any holder of Common Shares without consideration, whether by way of dividend or otherwise, payable other than in Common Shares of this corporation; provided, however, that a repurchase of Common Shares shall not be deemed a distribution.

      FIFTH: The Preferred Shares may be issued in one or more series at such time or times and for such consideration or considerations as the board of directors may determine. Each series shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as may be expressly provided in this Restated Certificate of Incorporation, including any certificate of designations for a series of Preferred Shares, different series of Preferred Shares shall not be construed to constitute different classes of shares for the purpose of voting by classes.

      The board of directors is expressly authorized, subject to the limitations prescribed by law and the provisions of this Restated Certificate of Incorporation, to provide for the issuance of all or any of the Preferred Shares in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the board of directors to create such series, and a certificate of designations setting forth a copy of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the board of directors with respect to each such series shall include without limitation of the foregoing the right to specify the number of shares of each such series and to authorize an increase or decrease in such number of shares and the right to provide that the shares of each such series may be: (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series;
(iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation; (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock of the corporation at such price or prices or at such rates of exchange

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and with such adjustments, if any; (v) entitled to the benefit of such limitations, if any, on the issuance of additional shares of such series or shares of any other series of Preferred Shares; or (vi) entitled to such other preferences, powers, qualifications, rights and privileges, all as the board of directors may deem advisable and as are not inconsistent with law and the provisions of this Restated Certificate of Incorporation.

      SIXTH: The corporation is to have perpetual existence.

      SEVENTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

      A. The board of directors of the corporation is expressly authorized:

         (i)   To make, alter or repeal the by-laws of the corporation.

         (ii) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

         (iii) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

         (iv) By a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors as provided in Section 151(a) of the General Corporation Law of the State of Delaware, fix any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the

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corporation), adopting an agreement of merger or consolidation under Sections
251 or 252 of the General Corporation Law of the State of Delaware, recommending to the stockholders the sale, lease or exchange, of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

         (v) When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

      B. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

      C. The books of the corporation may be kept at such place within or without the State of Delaware as the by-laws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.

      EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders

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or class of stockholders, of this corporation, as the case may be, and also on this corporation.

      NINTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended hereafter to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

      Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

      TENTH:

      A. RIGHT OF INDEMNIFICATION

         Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was a director or officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however,

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that the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the board of directors of the corporation. Such right shall be a contract right and shall include the right to be paid by the corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer of the corporation in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

      B. RIGHT OF CLAIMANT TO BRING SUIT

         If a claim under Paragraph A of Article TENTH is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to this corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant.for the amount claimed, and the burden of proving that such standards were net shall be on the claimant. Neither the failure of the corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the Commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

      C. NON-EXCLUSIVITY OF RIGHTS

         The rights conferred on any person by Paragraphs A and B of Article TENTH shall not be exclusive of any other right which such persons may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation,

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by-law, agreement, vote of stockholders or disinterested directors or otherwise.

      D. INSURANCE

         The corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

      ELEVENTH: The corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

      3. This Restated Certificate of Incorporation was duly adopted by the stockholders at the corporation's annual meeting of stockholders in accordance with the applicable provisions of Sections 242 and 245 of the General corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said Liposome Technology, Inc. has caused this certificate to be signed by its officer duly authorized, and attested by its Secretary, this 28th day of June, 1991.

                                               LIPOSOME TECHNOLOGY, INC.


                                               By: /s/ NICOLAOS V. ARVANITIDIS
                                                   ---------------------------
                                                    Nicolaos V. Arvanitidis
                                                    Chairman of the Board and
                                                    Chief Executive Officer

ATTEST:


By: /s/ SALLY A. DAVENPORT
    ----------------------
     Sally A. Davenport
     Secretary

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                          CERTIFICATE OF DESIGNATION OF
                      RIGHTS, PREFERENCES AND PRIVILEGES OF
                   SERIES A CONVERTIBLE RESET PREFERRED STOCK
                          OF LIPOSOME TECHNOLOGY, INC.
                             A DELAWARE CORPORATION

                           Pursuant to Section 151 of
              the General Corporation Law of the State of Delaware

      The undersigned Nicolaos V. Arvanitidis hereby certifies that:

      (a) He is the duly elected and acting Chairman of the Board of Directors and Chief Executive Officer of Liposome Technology, Inc., a Delaware corporation (the "Corporation");

      (b) Pursuant to the authority conferred upon the Board of Directors of the Corporation by the Corporation's Restated Certificate of Incorporation (the "Certificate"), the Board of Directors of the Corporation as of March 29, 1995 adopted the following resolution creating a series of preferred stock designated as Series A Convertible Reset Preferred Stock:

          WHEREAS, the Certificate provides for a class of shares known as Preferred Stock, issuable from time to time in one or more series; and

          WHEREAS, the Board of Directors of the Corporation is authorized by the Certificate to determine the powers, preferences, rights, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the number of shares constituting any such series, and to determine the designation thereof, or any of them; and

          WHEREAS, the Board of Directors of the Corporation desires, pursuant to its authority as aforesaid, to determine and fix the powers, preferences, rights, qualifications, limitations and restrictions relating to series of Preferred Stock and the number of shares constituting, and the designation of, each such series:

          NOW, THEREFORE, BE IT RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate, a series of Preferred Stock is hereby created, and the Board of Directors hereby fixes and determines the designation of, the number of shares constituting, and the powers, preferences, rights, qualifications, limitations and restrictions relating to, such series of Preferred Stock as follows:


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      1. Designation and Amount. The shares of such series of Preferred Stock of the Corporation shall be designated Series A Convertible Reset Preferred Stock and the number of shares constituting such series shall be 600,000.

      2. Dividend Provisions.

         Except as set forth in the next succeeding sentence, the holders of the Series A Convertible Reset Preferred Stock shall not be entitled to receive a dividend. Subject to the rights of holders of stock with a dividend preference senior to that of the Series A Convertible Reset Preferred Stock (to the extent such stock has been issued consistent with the provisions of Section 6.2 hereof), the holders of the Series A Convertible Reset Preferred Stock shall be entitled to receive dividends from the Corporation on an as converted into Common Stock basis, when, as and if declared on the Common Stock by the Board of Directors of the Corporation out of funds legally available therefor.

      3. Liquidation Preference.

         3.1 Preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series A Convertible Reset Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such shares, an amount equal to $25.00 per outstanding share of Series A Convertible Reset Preferred Stock (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), plus any accrued but unpaid dividends. After payment of such amount, the holders of the Series A Convertible Reset Preferred Stock shall have no further rights to participate in any remaining assets of the Corporation. Subject to the rights of holders of stock with a liquidation preference senior to that of the Series A Convertible Reset Preferred Stock, if there are insufficient assets to satisfy the liquidation preference amount of the outstanding shares of Series A Convertible Reset Preferred Stock and any other series of Preferred Stock entitled to payments on liquidation on a pari passu basis with the Series A Convertible Reset Preferred Stock, then all of the assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the outstanding shares of Series A Convertible Reset Preferred Stock and of any other series of Preferred Stock entitled to payments on liquidation on a pari passu basis with the Series A Convertible Reset Preferred Stock in proportion to the aggregate liquidation preference of outstanding shares of Series A Convertible Reset Preferred Stock and such other series of Preferred Stock then held by them.

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



         3.2 Transactions Treated as Liquidation. For purposes of Section 3.1, an acquisition, merger or other similar transaction or series of transactions involving the Corporation will not be deemed a liquidation (effective upon the closing of such transaction or series of transactions) unless such transaction or series of transactions would result in the holders of the Series A Convertible Reset Preferred Stock receiving securities (i) for which no public trading market then exists and (ii) which may not then be resold (A) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (B) in a transaction exempt from the registration requirements of the Securities Act.

      4. Conversion. The holders of Series A Convertible Reset Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         4.1 Right to Convert. Each share of Series A Convertible Reset Preferred Stock shall be convertible, at the option of the holder thereof, at any time beginning 60 days following the date of issuance of such share, and prior to the close of business on any redemption date with respect to such share, at which time the right to convert shall terminate, at the office of the Corporation or any transfer agent for the Series A Convertible Reset Preferred Stock. Each share of Series A Convertible Reset Preferred Stock shall be convertible into the number of fully paid and nonassessable shares of Common Stock as is determined by dividing $25.00 by the conversion price per share in effect for the Series A Convertible Reset Preferred Stock at the time of the conversion (the "Conversion Price") (determined as hereinafter provided). The Conversion Price at which shares of Common Stock shall be initially issuable upon conversion of the shares of Series A Convertible Reset Preferred Stock (the "Initial Conversion Price") shall be $7.425 per share. Such Initial Conversion Price shall be adjusted as hereinafter provided.

         4.2 Mechanics of Conversion. Before any holder of Series A Convertible Reset Preferred Stock shall be entitled to convert the same into shares of Common Stock, he or she shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Convertible Reset Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued; provided, however, that in the event of a conversion at the election of the Corporation pursuant to Section 5.1 or Section 5.2, the outstanding shares of Series A Convertible Reset Preferred Stock shall be converted automatically without any further action by the holders of such shares


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


and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; and provided further, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless and until the certificates evidencing such shares of Series A Convertible Reset Preferred Stock are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series A Convertible Reset Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, subject to Section 4.7 below. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Convertible Reset Preferred Stock to be converted, or in the case of an automatic conversion on the date of such automatic conversion as set forth above, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. In the event fewer than all the shares represented by any certificate are converted, a new certificate shall be issued representing the shares that have not been converted.

         4.3 Reset of Conversion Price. On March 25, 1996, the Conversion Price with respect to all outstanding shares of Series A Convertible Reset Preferred Stock shall be reset to an amount equal to the lesser of (i) the Initial Conversion Price or (ii) the lowest average Closing Price (as defined below) of the Corporation's Common Stock for any 30 consecutive Trading Days (as defined below) in the preceding one-year period; provided, however, that in no event shall the Conversion Price be reset to a Conversion Price less than $3.713; and provided further, that the Conversion Price shall not be reset with respect to any shares of Series A Convertible Reset Preferred Stock that have been converted or redeemed prior to March 25, 1996.

         In addition, upon the occurrence, if any, after March, 1996, of the first "Material Adverse Event" (as defined below), the Conversion Price shall be reset to an amount equal to 90% of the Conversion Price in effect on the date of such first Material Adverse Event.

         For the purposes of this resolution (i) "Trading Day" means a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction


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



of business; (ii) the "Closing Price" of the Corporation's Common Stock shall be the last reported sale price of the Common Stock on the Nasdaq National Market and (iii) a "Material Adverse Event" shall mean (A) the failure by the Corporation to make any material required filing under the Securities Exchange Act of 1934 on a timely basis and (B) delivery of a "qualified" report by the Corporation's independent public accountants.

         4.4 Adjustments of Conversion Price. In the event that the Corporation at any time or from time to time after the issuance of the Series A Convertible Reset Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

         4.5 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series A Convertible Reset Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 or a merger or other reorganization referred to in Section 3.2 above), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series A Convertible Reset Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series A Convertible Reset Preferred Stock immediately before that change.

         4.6 No Impairment. The Corporation will not, by amendment of the Certificate or through any reorganization, recapitalization, consolidation, merger, dissolution or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Convertible Reset Preferred Stock against impairment.

         4.7 No Fractional Shares. No fractional shares shall be issued upon conversion or redemption of the Series A Convertible Reset Preferred Stock and the number of shares of any Common Stock to be issued shall be rounded down to the nearest whole share. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Convertible Reset Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

         4.8 Certificate as to Reset and Adjustments. Upon the occurrence of the reset of the Conversion Price and upon each adjustment or readjustment of the Conversion Price of the Series A Convertible Reset Preferred Stock pursuant to this Section 4, the Corporation, at its expense, shall promptly compute such reset, adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of record of Series A Convertible Reset Preferred Stock a certificate setting forth such reset, adjustment or readjustment and showing in detail the facts upon which such reset, adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Convertible Reset Preferred Stock, but in no event more than two times in any one-year period, furnish or cause to be furnished to such holder a like certificate setting forth (A) such reset, adjustment and readjustment, (B) the Conversion Price at the time in effect, and
(C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Convertible Reset Preferred Stock.

         4.9 Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of record of Series A Convertible Reset Preferred Stock, at least 15 calendar days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         4.10 Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series A Convertible Reset Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Reset Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all the then outstanding Series A Convertible Reset Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Convertible Reset Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

      5. Redemption.

         5.1 Terms of Redemption and Conversion at the Election of the Corporation.

              5.1.1 Stock Trading at Premium. The Series A Convertible Reset Preferred Stock shall automatically convert to Common Stock at the Conversion Price then in effect, with the Series A Convertible Reset Preferred Stock being deemed to have a value of $25.00 per share, at any time on or after 60 days from the date of issuance of the Series A Convertible Reset Preferred Stock, on the fifth day following the day on which the Corporation gives notice to the holders of record of the Series A Convertible Reset Preferred Stock that (i) the Closing Price of the Corporation's Common Stock for 20 out of 30 consecutive Trading Days has been in excess of 175% of the Conversion Price on the last day of any such consecutive Trading Day period and (ii) the Common Stock may immediately be resold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144(k) of the Securities Act.

              5.1.2 In the Event of Merger or After Two Years. The Corporation may redeem the Series A Convertible Reset Preferred Stock, in whole or in part, for cash or may, at its election, convert the Series A Convertible Reset Preferred Stock, in whole or in part, to Common Stock at the Conversion Price then in effect, in each case with the Series A Convertible Reset Preferred Stock being deemed to have a value of $25.00 per share (a) at any time on or after two years from the date of issuance of the Series A Convertible Reset Preferred Stock or (b) in the event of a merger of the Corporation, a sale of all or substantially all of the Corporation's assets, or such other transaction in which all or substantially all of the Corporation is effectively sold; provided that, if the Series A Convertible Reset Preferred Stock is converted to Common Stock, the Common Stock may immediately be resold pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144(k) of the Securities Act.

         5.2 Mandatory Redemption or Conversion After Five Years. All shares of Series A Convertible Reset Preferred Stock which have not previously been converted into Common Stock, redeemed by the Corporation or repurchased by the Corporation shall be redeemed for cash or, at the Corporation's election, automatically converted into Common Stock at the Conversion Price then in effect, in each case with the Series A Convertible Reset Preferred Stock being deemed to have a value of $25.00 per share, on March 31, 2000. On such date, all rights with respect to the Series A Convertible Reset Preferred Stock will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock into which such Series A Convertible Reset Preferred Stock has been converted or cash, as applicable. In the event that. as a result of a merger, acquisition or other similar transaction, all of the Corporation's Common Stock has been exchanged or purchased for cash, then the Corporation shall not have the option to convert the Series A Convertible Reset Preferred Stock to Common Stock under this Section 5.2.

         5.3 Redemption Procedures. At least 30 days prior to any redemption date or conversion into Common Stock at the election of the Corporation (in either case, the "Redemption Date"), written notice shall be mailed, first class, postage prepaid, to each holder of record of Series A Convertible Reset Preferred Stock to be redeemed or converted into Common Stock, at such holder's address last shown on the records of the Corporation, specifying whether the Series A Convertible Reset Preferred Stock is to be redeemed or converted, the number of shares to be redeemed or converted, the redemption date or conversion date and, in the event of redemption, the date on which such holder's conversion rights (pursuant to Section 4 hereof) as to such shares terminate and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, such holder's certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the "Redemption Notice"). On or prior to each Redemption Date, a holder of shares of Series A Convertible Reset Preferred Stock to be redeemed or converted shall surrender his or its certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in such Redemption Notice, and thereupon, at the election of the Corporation, either the redemption price of such shares shall be payable or Common Stock shall be issued to the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event of a conversion into Common Stock at the election of the holder or at the election of the Corporation, the number of shares of Common Stock to be issued for each share of Series A Convertible Reset Preferred Stock shall be determined by dividing $25.00 by the average of the Closing Prices of the Common Stock over the five consecutive Trading Days immediately preceding the date on which the Redemption Notice is mailed. In the event fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after the Redemption Date, unless there shall have been a default in payment of the redemption price or issuance of Common Stock, all rights of the holders of the Series A Convertible Reset Preferred Stock designated in the Redemption Notice for redemption or conversion into Common Stock as holders of Series A Convertible Reset Preferred Stock of the Corporation (except the right to receive the redemption price without interest or Common Stock upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

      6. Voting Rights.

         6.1 General. Each holder of shares of Series A Convertible Reset Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which each such share of Series A Convertible Reset Preferred Stock could then be converted pursuant to Section 4 hereof with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as provided by law, or by the provisions of Section 6.2 below, holders of Series A Convertible Reset Preferred Stock shall vote together with the holders of Common Stock as a single class. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series A Convertible Reset Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward).

         6.2 Adverse Effect on Series A Convertible Preferred Stock. In addition to any other rights provided by law, the consent of the holders of a majority of the holders of the outstanding shares of Series A Convertible Reset Preferred Stock shall be required for the Corporation to take any action that amends or repeals any provision of the Corporation's charter if such action would materially and adversely change the rights, preferences or privileges of the Preferred Stock; provided that the foregoing does not create a right to vote other than in accordance with
Section 6.1 with respect to (i) any event that would constitute a merger or other sale of the Corporation, liquidation, dissolution or winding up or with respect to any authorization of any class or series of stock or (ii) any series of Preferred Stock with rights, privileges or preferences senior to the Series A Convertible Reset Preferred Stock.

      7. No Reissuance of Series A Convertible Reset Preferred Stock. In the event any Series A Convertible Reset Preferred Stock shall be acquired by the Corporation by reason of redemption, conversion, or otherwise, such shares shall be canceled and shall not be reissued by the Corporation. The Certificate shall be appropriately amended to effect the corresponding reduction in the Corporation's authorized capital stock.

                                  *     *     *

         RESOLVED FURTHER, that the Chief Executive Officer, the President or any Vice President, and the Secretary, the Chief Financial Officer, the Treasurer, or any Assistant Secretary or Assistant Treasurer of this Corporation are each authorized to execute, verify, and file a Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Reset Preferred Stock in accordance with Delaware law.

           IN WITNESS WHEREOF, the undersigned have executed this certificate on March 29, 1995.


                                                   /s/ NICOLAOS V. ARVANITIDIS
                                                   -----------------------------
                                                   Nicolaos V. Arvanitidis
                                                   Chairman of the Board of
                                                   Directors and Chief Executive
                                                   Officer



                                                   /s/ SALLY A. DAVENPORT
                                                   -----------------------------
                                                   Sally A. Davenport, Secretary


           The undersigned certify under penalty of perjury that they have read the foregoing Certificate of Designation of Rights, Preferences and Privileges of Series A Convertible Reset Preferred Stock and know the contents thereof, and that the statements therein are true.

           Executed at Menlo Park, California on March 29, 1995.


                                                   /s/ NICOLAOS V. ARVANITIDIS
                                                   -----------------------------
                                                   Nicolaos V. Arvanitidis
                                                   Chairman of the Board of
                                                   Directors and Chief Executive
                                                   Officer



                                                   /s/ SALLY A. DAVENPORT
                                                   -----------------------------
                                                   Sally A. Davenport, Secretary

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                          SEQUUS PHARMACEUTICALS, INC.
                             A DELAWARE CORPORATION

                                      INTO

                           LIPOSOME TECHNOLOGY, INC.,
                             A DELAWARE CORPORATION

IT IS HEREBY CERTIFIED THAT:

           1. LIPOSOME TECHNOLOGY, INC., (the "Corporation") is a business corporation of the State of Delaware.

           2. The Corporation is the owner of all of the outstanding shares of the stock of SEQUUS PHARMACEUTICALS, INC. (the "Subsidiary"), which is also a business corporation of the State of Delaware.

           3. On June 6, 1995, the Board of Directors of the Corporation adopted the following resolutions to merge the Subsidiary into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware and in connection with this merger to change the corporate name of the Corporation to SEQUUS Pharmaceuticals, Inc.:

           WHEREAS, the Board of Directors of Liposome Technology, Inc. (the "Company") deems it to be in the best interest of the Company to cause the formation of a wholly-owned subsidiary of the Company to be named SEQUUS Pharmaceuticals, Inc. (the "Subsidiary"), as a Delaware Corporation;

           WHEREAS, the Board of Directors of the Company deems it to be in the best interest of the Company to merge the Subsidiary with and into the Company;

           WHEREAS, the Board of Directors of the Company deem it to be in the best interest of the Company to change its name to SEQUUS Pharmaceuticals, Inc. upon the merger of the Subsidiary with and into the Company;

           NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company take all actions necessary to form SEQUUS Pharmaceuticals, Inc. as a wholly-owned subsidiary of the Company;

           RESOLVED FURTHER, that after formation of the Subsidiary, the subsidiary be merged with and into the Company, and that all of the estate, property, rights, privileges, powers and franchises of the Subsidiary be vested in and held and enjoyed by the Company as fully and entirely and without change or diminution as the same were before held and enjoyed by the Subsidiary in its name;

           RESOLVED FURTHER, that the Company shall assume all of the liabilities and obligations of the Subsidiary;

           RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holder thereof, each issued and outstanding share of capital stock of the Subsidiary shall be cancelled and no consideration issued in respect thereof;

           RESOLVED FURTHER, that, by virtue of the merger and without any action on the part of the holders thereof, each issued and outstanding share of capital stock of the Company shall remain unchanged and continue to be such issued and outstanding share of capital stock of the Company;

           RESOLVED FURTHER, that the company change its name to SEQUUS Pharmaceuticals, Inc. upon the merger of the Subsidiary with and into the Company;

           RESOLVED FURTHER, that this Company shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the State of Delaware and within any other appropriate jurisdiction for the purpose of effecting the foregoing resolutions;

           RESOLVED FURTHER, that the officers of the Company be, and each of them, singly and not jointly, hereby is, authorized and directed, in the name and on behalf of the Company, to take any action and to execute and deliver any instrument, document, certificate, or agreement appropriate or desirable to carry out the intent and purposes of the foregoing resolutions, and such action, execution and delivery have been authorized by the Board of Directors of the Company, to be conclusively evidenced by either the taking of any such action or the execution and delivery of any such instrument; and

           RESOLVED FURTHER, that the authority and power given under the foregoing resolutions shall be deemed retroactive and any and all acts authorized thereunder performed prior to adoption of these resolutions be and they hereby are, in all respects, ratified, confirmed, and approved.

Executed as of June 26, 1995.

                                           LIPOSOME TECHNOLOGY, INC.,
                                           a Delaware corporation


                                           By: /s/ SALLY A. DAVENPORT
                                               -----------------------------
                                                Sally A. Davenport, Secretary

                                           By: /s/ DONALD J. STEWART
                                               -----------------------------
                                                Donald J. Stewart,
                                                Vice President, Finance

                           CERTIFICATE OF AMENDMENT OF
                          CERTIFICATE OF INCORPORATION
                         OF SEQUUS PHARMACEUTICALS, INC.

      SEQUUS Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows: The original name of the corporation was Liposome Technology (Delaware), Inc. The original Certificate of Incorporation of this corporation was filed with the Delaware Secretary of State on February 13, 1987.

      1. This Certificate of Amendment of Certificate of Incorporation amends the Certificate of Incorporation of this corporation as set forth herein.

      2. The first sentence of Section 4 of the Certificate of Incorporation of this corporation is hereby deleted and replaced with the following:

      "The total number of shares of all classes of capital stock which the corporation shall have authority to issue is Forty- Nine Million (49,000,000) shares comprised of Forty-Five Million (45,000,000) shares of Common Stock with a par value of One One- Hundredth of One Cent ($.0001) per share (the "Common Shares") and Four Million (4,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share (the "Preferred Shares").

      3. This Certificate of Amendment of Certificate of Incorporation was duly adopted by the stockholders at the corporation's annual meeting of stockholders in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

      IN WITNESS WHEREOF, said SEQUUS Pharmaceuticals, Inc. has caused this certificate to be signed by its officer duly authorized, and attested by its Secretary, this 12th day of September, 1995.

                                                   SEQUUS PHARMACEUTICALS, INC.


                                                   By: /s/ I. CRAIG HENDERSON
                                                       -------------------------
                                                       I. Craig Henderson
                                                       Chief Executive Officer
                                                       and Chairman of the Board

ATTEST:


By: /s/ SALLY A. DAVENPORT
    ----------------------
    Sally A. Davenport
    Secretary


                                       -1-